UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Tempus Master Agreement

On November 3, 2023, Recursion Pharmaceuticals, Inc. (the “Company”) and Tempus Labs, Inc. (“Tempus”) entered into a Master Agreement (the “Tempus Agreement”) pursuant to which Tempus may provide certain services and deliverables to Company and/or license certain data to Company. The term of the Tempus Agreement is five years from the effective date of the Tempus Agreement (the “Term”).

Under the terms of the Tempus Agreement, the Company is granted a limited right to access Tempus’s proprietary database of de-identified clinical and molecular data for certain therapeutic product development purposes, including to develop, train, improve, modify, and create derivative works of Company’s machine learning/artificial intelligence models for the purposes of therapeutic product development. The Company is permitted to download a maximum number of de-identified records at any one time, subject to an aggregate cap in the total unique records that can be downloaded over the course of Term, and to retain each downloaded record for a period of 180 days from the date of download. After such 180 day period, Company may elect to license such downloaded records for a longer period subject to additional terms and the payment of additional fees.

In exchange for these rights, Company will pay Tempus an initial license fee in an amount equal to $22.0 million (the “Initial License Fee”) and annual license fees during the Term ranging between $22.0 million and $42.0 million, which, together with the Initial License Fee, totals up to $160.0 million over the Term, subject to Company’s early termination, which may be triggered only following the third anniversary of the Master Agreement’s effective date, and payment by Company of an early termination fee (as further discussed below). The Initial License Fee and each annual license fee shall be payable at the Company’s option either in the form of (x) cash, (y) shares of Class A Common Stock of the Company (“Class A Common Stock”), or (z) a combination of cash and shares of Class A Common Stock in such proportion as is determined by the Company in its sole discretion; provided that (a) the aggregate number of shares of Class A Common Stock that the Company may issue in connection with all payments under this Agreement shall not exceed 19.9% of the aggregate total of shares of Class A Common Stock and the Company’s Class B Common Stock outstanding on November 2, 2023 or the date immediately preceding the date of any shares of Class A Common Stock issued pursuant to the Tempus Agreement, whichever is less (the “Share Maximum”).

In the event that all or any portion of the Initial License Fee or any annual license fee is payable in the form of shares of Class A Common Stock, the Company shall, subject to the Share Maximum, issue to Tempus a number of shares of Class A Common Stock equal to (1) the amount of such fee divided by (2) the volume weighted average price of Class A Common Stock for the seven trading day period ending on the trading day immediately preceding (and including) the date that is five business days before the date on which such fee is paid (any shares so issued, the “Tempus Shares”).

The Company has agreed to use commercially reasonable efforts to prepare and file a registration statement (or a prospectus supplement to an effective registration statement on Form S-3ASR that will become automatically effective upon filing with the SEC pursuant to Rule 462(e)) with the Securities and Exchange Commission (the “SEC”) as soon as practicable but in no event later than 30 days after each issuance of Tempus Shares under the Tempus Agreement, and to use its commercially reasonable efforts to have the registration statement declared effective as promptly as possible but in any event within 30 days following initially filing (or up to 90 days in the event of full SEC review). After such registration, the

Company has agreed to use commercially reasonable efforts to keep such registration statement effective until such date that all Tempus Shares covered by such registration statement have been sold thereunder or may be sold without restriction or volume limitation under Rule 144 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

The Tempus Agreement also grants Company the right to access and use Tempus’ LENS software that permits the viewing and analysis of clinical, molecular, and other health data maintained by Tempus. Company will pay Tempus a six figure annual license fee for the duration of the Term for the use of such software.

In addition to mutual rights to terminate for an uncured breach of the Tempus Agreement, the Company may terminate the Tempus Agreement for convenience after three years upon 90 days prior notice, subject to payment by the Company of an early termination fee equal to (a) an amount per unique record that Company has downloaded prior to termination less (b) the sum of any annual license fees paid prior to termination, which could result in early payment of the aggregate annual license fees contemplated by the Tempus Agreement to the extent all records made available under the Tempus Agreement have been downloaded.

Either party may assign its rights under the Tempus Agreement subject to limited restrictions, but Company may not assign the Tempus Agreement without Tempus’s consent if the proposed assignee is a large pharmaceutical company.

The foregoing description of the Tempus Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement. The Company intends to file the Tempus Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

Restated Bayer Agreement

As previously disclosed, on August 28, 2020, Recursion Pharmaceuticals, Inc. (the “Company”) and Bayer AG (“Bayer”), entered into a Research Collaboration and Option Agreement, as expanded on December 1, 2021 (as amended, the “Original Agreement”) for research and collaboration on a certain number of projects related to fibrosis. On November 8, 2023, the parties amended and restated the Original Bayer Agreement (the “Restated Agreement”) to re-align the Original Agreement with Bayer’s strategic shift in focus to oncology, as further described below. As a result, the parties will wind down their joint work in fibrosis and the exclusivities with respect to the field of fibrosis will terminate.

Under the Restated Agreement, the Company will collaborate with Bayer for the remainder of the five-year period under the Original Agreement (extendable by up to 2 years to enable completion of certain research activities) (the “Collaboration Term”), to initiate up to seven programs in oncology (each, an “Oncology Project”). During certain agreed time periods within the Collaboration Term, the Company is prohibited from conducting certain research and development activities with respect to certain identified genes of relevance in oncology outside of the collaboration, either by ourselves or together with third parties. However, the Company may continue research and development activities for any such identified genes that the Company has initiated prior to the date of identification of such gene.

Under each Oncology Project, the Company will work with Bayer to identify potential lead candidates for development. Under the Restated Agreement, Bayer has the first option to license potential candidates; each such license could potentially result in option exercise fees and development and commercial milestones paid to the Company with an aggregate value of up to approximately $210.0 million for one license and up to approximately $1.5 billion if each program is licensed, as well as tiered royalties for each such license, ranging from low- to mid-single digit percentages of sales, depending on commercial success. Royalty periods for each license are on a country-by-country basis, and the duration of each such period is tied to the duration of patent or regulatory exclusivity in each country (with a minimum term of 10 years each).

If Bayer does not exercise its option with respect to a lead candidate or otherwise discontinues an Oncology Project prior to completion, within a specified period of time, the Company may exercise an option to negotiate with Bayer in good faith to obtain an exclusive license under Bayer’s interest in any lead series developed pursuant to the Oncology Project and backup compounds related to thereto, as well as a non-exclusive license under Bayer’s background intellectual property necessary for the Company’s use of the project results related to such compounds.

Bayer may terminate the collaboration at any time without cause. Either party may terminate the agreement for a material breach by the other party. The term of each license agreement continues on a product-by-product and country-by-country basis until the later of (a) the expiration of the last to expire valid claim of the licensed patents covering such product in such country, (b) the expiration of any applicable regulatory exclusivity period for such product in such country and (c) ten years after the first commercial sale of such product in such country. Bayer may terminate each such license agreement at any time without cause. Either party may terminate each such license agreement for the other party’s uncured material breach.

The foregoing description of the Restated Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement. The Company intends to file the Restated Agreement as an exhibit to the periodic report covering the period during which the Restated Agreement was executed.

Item 2.02. Results of Operations and Financial Condition.

On November 9, 2023, the Company issued a press release announcing its results of operations and financial condition for the third quarter September 30, 2023. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of Tempus in the Tempus Agreement, the offering and sale of the Tempus Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Tempus Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Tempus Shares did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Class A common stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On November 9, 2023, the Company issued a press release announcing two updates with collaborators NVIDIA and Bayer and a new collaboration with Tempus Labs. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Also on November 9, 2023, the Company released an updated corporate presentation to the investor section of the Company’s website. A copy of the presentation is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 2.02 (including Exhibit 99.1) and 7.01 (including Exhibits 99.2 and 99.3) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

The Company cautions you that statements contained in this report includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding all actions and anticipated performance under the Tempus Agreement and the Restated Agreement, and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements such as those described under the heading “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and all subsequently filed Quarterly Reports on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and the Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company. dated November 9, 2023
99.2	Press release issued by the Company dated November 9, 2023
99.3	Company presentation dated November 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 9, 2023.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Michael Secora
Michael Secora
Chief Financial Officer